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                       Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 14, 1997, in the Registration Statement (Form S-4 No. 333-32041) and related Prospectus of Precise Technology, Inc. for the registration of $75,000,000 of its Series B 11-1/8% Senior Subordinated Notes due 2007.

                                       /s/ Ernst & Young LLP



Pittsburgh, Pennsylvania
October 3, 1997